Exhibit 99.1

THIRD ADDENDUM TO LEASE AGREEMENT WITH

OPTION TO PURCHASE

THIS THIRD ADDENDUM TO LEASE AGREEMENT (this “Addendum”), dated this 12th day of June, 2008, by and between VIKING PROPERTIES, LLC, an Indiana limited liability company, and LOGAN INDIANA PROPERTIES, LLC, an Indiana limited liability company (collectively “Landlord”) and ACCURIDE CORPORATION, a Delaware corporation, (“Tenant”).

WITNESSETH, THAT:

WHEREAS, Woodward, LLC, as the landlord, and Tenant have heretofore executed a certain Lease with Option to Purchase dated the 26th day of October, 1998, as amended by the First Addendum to Lease Agreement with Option to Purchase dated the 6th day of January, 1999, as further amended by the Second Addendum to Lease Agreement with Option to Purchase dated effective the 1st day of November, 1999, (collectively the “Lease”); and

WHEREAS, the Landlord is the assignee and the successor-in-interest to the interests of Woodward, LLC, as the landlord, under the Lease; and

WHEREAS, the Landlord and Tenant desire to amend the Lease with regard to the renewal options, expansion option and certain other matters; and

NOW, THEREFORE, in consideration of the recitals and in consideration of the mutual promises and covenants hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Term.  The second grammatical sentence of Section 2.01 of the Lease shall be deleted in its entirety and the following shall be inserted in the Lease, in lieu thereof, as if originally part of the Lease:

“The initial term of this Lease shall expire on May 31, 2008 and 11:59 p.m. and thereafter, the Lease term shall be extended and renewed for a term of fifteen (15) years commencing on June 1, 2008, subject to renewal as provided for hereinbelow.”

2.   Monthly Rental.  Section 1.01 of the Lease shall be deleted in its entirety and the following provision shall be inserted in the Lease as Section 1.01, in lieu thereof, as if originally part of the Lease:

“1.01:  MONTHLY RENTAL:

June 2008 through	The monthly rental amount shall be Thirty-Seven Thousand
May 2013	Nine Hundred Sixty-Six and 67/100 Dollars ($37,966.67) per month, representing an annual rate of Thirteen and 40/100 Dollars ($13.40) per square foot.

June 2013 through	The monthly rental amount shall be Forty Thousand Eight
May 2018	Hundred Dollars ($40,800) per month, representing an annual rate of Fourteen and 40/100 Dollars ($14.40) per square foot.

June 2018 through	The monthly rental amount shall be Forty-Three Thousand
May 2023	Six Hundred Thirty-Three and 33/100 Dollars ($43,633.33) per month, representing an annual rate of Fifteen and 40/100 Dollars ($15.40) per square foot.”

3.   Renewal of Lease.  Section 25.01 of the Lease shall be deleted in its entirety and the following provision shall be inserted in the Lease as Section 25.01, in lieu thereof, as if originally part of the Lease:

“25.01:  RENEWAL OF LEASE:  Provided that the Tenant is not in default, at the end of the renewal term of the Lease, which expires May 31, 2023, the Tenant shall have the right to renew and extend the term of this Lease for two (2) separate successive additional terms of five (5) years each.  To exercise the right to renew and extend the term of this Lease for an additional five (5) year term, Tenant shall provide written notice to the Landlord of its desire and intent to extend and renew the term of this Lease which notice must be provided not less than six (6) months prior to the end of the then current Lease term.  The rental rate for each renewal term shall be at the then current market rate but not to exceed an annual rate of Seventeen and 71/100 Dollars ($17.71) per square foot.  If the Tenant and the Landlord are unable to agree upon the current market rental rate in any renewal term, and Tenant still desires to renew the Lease, Landlord and Tenant shall submit the matter to arbitration pursuant to Section 34.01 of the Lease.”

4.   Expansion Option.  Section 31.01 of the Lease shall be deleted entirely and the following provision shall be inserted in the Lease as Section 31.01 as if originally part of the Lease:

“31.01:  EXPANSION OF PREMISES:  Landlord hereby provides Tenant, under the applicable zoning and municipal regulations (without special permits or variance), with a right and option, during the term of the Lease (and any renewal term), to expand the building that is a part of the Leased Premises by the maximum amount the site will currently permit, which is estimated to be a total of 44,000 square feet, more or less, with appropriate parking.  The Tenant and Landlord shall mutually prepare plans and specifications for such expansion.  The Landlord shall diligently complete such expansion and consistent with paragraph 30.01 of this Lease.  The rental rate shall be determined by the current construction costs applied to a mutually agreeable rate of return amortization schedule for the Landlord.  Prior to commencement of expansion construction, Tenant will execute an amendment to Lease for the terms of expansion and the rent rate applicable to the expanded Leased Premises.  In the event of an expansion as provided for herein, the Lease term remaining after the expansion is completed shall be no less than ten (10) years.  For illustration purposes only: if Tenant elects to exercise the expansion option in year 2 of the Lease, the amortization shall be figured on the remaining thirteen (13) years.  If the Tenant elects to exercise the expansion option in the sixth year of the Lease, the Tenant shall be obligated to add one (1) additional year to the remaining Lease term and or additional years as mutually agreed upon by Landlord and Tenant”

5.   Maintenance of Leased Premises.  Section 8.01 of the Lease shall be deleted entirely and the following provision shall be inserted in the Lease as Section 8.01 as if originally part of the Lease:

“8.01:  MAINTENANCE OF LEASED PREMISES:  Except as provided for herein otherwise, the interior of the rental area shall be maintained by the Tenant, including but not limited to wall and floor coverings, painting and regular normal maintenance of heating, air conditioning, plumbing and doors.  Landlord, at Landlord’s expense shall, prior to August 31, 2008, inspect and make all necessary repairs including but not limited to the roof, structure, mechanicals, plumbing, electrical, parking lot, sprinkler systems, grounds, common areas and air conditioning units.  Prior to August 31, 2008, Landlord shall make the needed repairs, including, but not limited to the current window leaking in four (4) offices, the trash receptacle structure and gate, the curb that has been damaged or deteriorated on the side employee entrance and a crack in the floor/tiles within the Atrium on the first floor of Leased Premises.

Prior to August 31, 2008, Landlord shall have the heating, ventilating and air conditioning system inspected and make any needed repairs.  After such inspection and repairs have been completed, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors and sprinkler and plumbing systems.  Tenant shall provide a preventative maintenance contract on the heating, ventilating and air conditioning system and provide Landlord with a copy thereof.  The preventative maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis.  Provided Tenant is not in default and has complied with the standards outlined as the preventative maintenance agreement, any repairs or replacement of system(s) in excess of Five Hundred Dollars ($500.00) per annum, per unit shall be paid by Landlord.

6.   Improvements.  The following provision shall be added to the Lease:

“ADDITIONAL IMPROVEMENTS:  In addition to the repairs listed, upon execution of this Lease, Landlord, at Landlord’s expense, shall provide a Tenant improvement allowance equal to One Hundred Thousand Dollars ($100,000.00) as reimbursement for recent expenditures and for future refurbishment of the property (carpet, paint, new office construction, restrooms, water softener, wall coverings, etc.), which shall be subject to the prior written approval of the Landlord which approval shall not be unreasonably withheld.

7.   Option to Purchase.  Paragraph 33.01 and Exhibit “D” to the Lease regarding the Option to Purchase are hereby deleted entirely.

8.   Intent of the Parties.  It is the intent and desire of the parties to amend and modify the terms and conditions of the Lease in accordance with the terms of this Addendum as if the Lease originally contained such terms and conditions as set forth herein.  As amended by this Addendum, the parties hereto hereby ratify and confirm the said conditions shall remain in full force and effect.  In the event any of the terms and conditions of the Lease are in conflict with the terms and conditions of this Addendum, the terms and conditions of this Addendum are paramount and this Addendum shall govern the terms of the relationship of the parties and the Lease shall be construed accordingly.

9.   Authority to Execute.  The individual(s) executing this Addendum on behalf of the Tenant represents and warrants that they are duly authorized to deliver this Addendum on behalf of the Tenant and that this Addendum is binding upon the Tenant in accordance with its terms.

10. Tenant Representative.  Landlord acknowledges that Tenant is represented by UGL Equis located at 8350 E. Crescent Parkway, Suite 300, Greenwood Village, CO. 80111 for the purpose of the negotiation of this Lease. Upon execution of this Addendum, Landlord agrees to pay UGL Equis a real estate commission equal to three percent (3%) of the gross Lease value for the entire renewal term of the Lease (June 1, 2008 through May 31, 2023) pursuant to paragraphs 1 and 2 hereof. The commission shall be paid in full upon the final execution of this Addendum agreement by Landlord/Owners and Tenant.

VIKING PROPERTIES, LLC

By:	/s/ Thomas B. Logan
Thomas B. Logan, Manager

LOGAN INDIANA PROPERTIES, LLC

By:	/s/ Thomas B. Logan
Thomas B. Logan, Manager

“Landlord”

ACCURIDE CORPORATION

By:	/s/ David K. Armstrong
(signature)

David K. Armstrong Chief Financial Officer
(printed name and title)

“Tenant”